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                                                                      EXHIBIT 21




                          SUBSIDIARIES OF REGISTRANT



SUBSIDIARY                                 JURISDICTION OF INCORPORATION

Atari Games Corporation                    California
Fun House Games Inc.                       Delaware
K.K. Time Warner Interactive (Japan)       Japan
Lenc-Smith Inc.                            Delaware
Midway Games Inc.                          Delaware
Midway Home Entertainment Inc.             Delaware
Midway Interactive Inc.                    Delaware
Midway/Nintendo Inc. - 50% owned           Delaware
Qingdao Wei Te Family Playland Co., Ltd.   People's Republic of China
Tengen, Inc.                               California
WMS Finance Inc.                           Delaware
WMS Games Asia Limited                     Hong Kong
WMS Games (Europe) GmbH                    Germany
WMS Gaming Inc.                            Delaware
WMS Games Sales Corporation                Barbados
WMS Gaming Inc.                            Delaware
WMS Gaming (Canada) Inc.                   New Brunswick, Canada
WMS Gaming (Nevada) Inc.                   Nevada
Williams Electronic Games, Inc.            Delaware